UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2011

FIRST SOUTH BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	0-22219	56-1999749
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1311 Carolina Avenue, Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

 (252) 946-4178
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the "Annual Meeting") of First South Bancorp, Inc. (the “Company”) was held Thursday, May 26, 2011 at 11:00 a.m. eastern time, at the main office of First South Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina.

The stockholders eligible to vote at the Annual Meeting were those stockholders of record as of April 1, 2011.  A certified list of stockholders eligible to vote at the Annual Meeting indicated there were 9,751,271 votes entitled to be cast at the Annual Meeting, of which 3,250,424 votes represents a quorum. A total of 7,709,856 votes, representing 79.1% of the votes eligible to be cast, were present in person or by proxy at the Annual Meeting, constituting a quorum.

The purpose of the Annual Meeting was for considering and acting upon the following four matters: the election of two directors of the Company to serve three-year terms; to ratify the appointment of Turlington and Company, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011; the approval of a non-binding advisory vote on executive compensation; and the approval of a non-binding advisory vote on the frequency of stockholder voting on executive compensation.

The following is the results of the voting for each the four matters presented:

1.	The election of two directors:
			Broker
	For	Withheld	Non-Vote
Charles E. Parker, Jr.
Number of votes	4,772,179	207,618	2,730,059
Percent of votes cast	95.8%	4.2%

Marshall T. Singleton
Number of votes	4,798,163	181,634	2,730,059
Percent of votes cast	96.4%	3.6%

2.	The ratification of appointment of Turlington and Company, LLP as Independent Registered Public Accounting Firm:
	For	Against	Abstain
Number of votes cast	7,572,348	63,464	74,044
Percent of votes cast	99.2%	0.8%

3.	The approval of a non-binding advisory vote on executive compensation:

				Broker
	For	Against	Abstain	Non-Vote
Number of votes cast	4,644,476	295,076	40,245	2,730,059
Percent of votes cast	94.0%	6.0%

4.	The approval of a non-binding advisory vote on the frequency of stockholder voting on executive compensation:

	Three	Two	One		Broker
	Years	Years	Year	Abstain	Non-Vote
Number of votes cast	3,786,432	85,973	954,268	97,723	2,785,460
Percent of votes cast	78.4%	1.8%	19.8%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

First South Bancorp, Inc.
(Registrant)

Date: May 27, 2011	By:	/s/ William L. Wall
William L. Wall
Executive Vice President
Chief Financial Officer and
Secretary